UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2003

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-28180 (Commission file number)	84-1141188 (IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado (Address of principal executive office)	80301-2848 (Zip code)

303-440-5330
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed from last report)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

SpectraLink Corporation announced yesterday that John H. Elms, Vice President of Operations of SpectraLink for the past four years, will assume the position of President and Chief Executive Officer on September 1, 2003. Mr. Elms will also join the Board of Directors. Bruce M. Holland, current President and CEO, and a founder of SpectraLink, will continue with SpectraLink as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION

Date: August 21, 2003	By: /s/ Nancy K. Hamilton Nancy K. Hamilton, Principal Financial and Accounting Officer and on behalf of the Registrant